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                            ASSETS PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 1996,

                                      AMONG

                       CEPHALON PROPERTY MANAGEMENT, INC.

                                       AND

                                 CEPHALON, INC.

                                       AND

                          NORTH AMERICAN VACCINE, INC.







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



                                TABLE OF CONTENTS

                                                                                                               PAGE

         ARTICLE 1  -  PURCHASE AND SALE..........................................................................1
                  1.1      Agreement to Sell......................................................................1
                  1.2      Agreement to Purchase..................................................................3
                  1.3      The Purchase Price.....................................................................3
                           (a)      Purchase Price................................................................3
                           (b)      Payment of Purchase Price.  ..................................................3
                           (c)      Adjustments to Purchase Price.................................................3
                           (d)      Adjustment for Pre-Closing Inspection.........................................4
                           (e)      Injunctive Relief; Specific Performance.......................................4
                  1.4      Assumption of Liabilities..............................................................4

         ARTICLE 2  -  CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY CONSENTS,
                  CHANGE IN NAME AND FURTHER ASSURANCES...........................................................5
                  2.1      Closing................................................................................5
                  2.2      Items to be Delivered at Closing.......................................................5
                  2.3      Third Party Consents...................................................................7
                  2.4      Further Assurances.....................................................................7

         ARTICLE 3  -  REPRESENTATIONS AND WARRANTIES.............................................................8
                  3.1      Representations and Warranties of the Seller...........................................8
                           (a)      Corporate Existence...........................................................8
                           (b)      Corporate Power; Authorization; Enforceable Obligations.......................8
                           (c)      Validity of Contemplated Transactions, etc....................................8
                           (d)      All Tangible Purchased Assets.................................................9
                           (e)      Title to Purchased Assets.....................................................9
                           (f)      Compliance with Law; Authorizations...........................................9
                           (g)      Litigation....................................................................9
                           (h)      Contracts and Commitments.....................................................9
                           (i)      Intellectual Property, Violations, etc.......................................11
                           (j)      Purchased Assets.............................................................11
                           (k)      Tax Returns..................................................................11
                           (l)      Insurance....................................................................11
                           (m)      Condition of Assets..........................................................11
                           (n)      FDA Matters..................................................................11
                           (o)      WARN ACT.....................................................................12
                           (p)      Environmental Matters........................................................12
                           (q)      No Other Warranties..........................................................13
                           (r)      Facilities Leases and Equipment Leases.......................................14
                           (s)      "Knowledge of the Seller and Cephalon".......................................14
                  3.2      Representations and Warranties of the Purchaser.......................................14
                           (a)      Corporate Existence..........................................................14
                           (b)      Corporate Power and Authorization............................................14
                           (c)      Validity of Contemplated Transactions, etc...................................14
                           (d)      Investigation and Evaluation.................................................15
                  3.3  Survival of Representations and Warranties................................................15






         ARTICLE 4 - AGREEMENTS PENDING CLOSING..................................................................15
                  4.1      Agreements of the Seller Pending the Closing..........................................15
                  4.2      Agreements of the Purchaser Pending the Closing.......................................17
                  4.3      Access................................................................................17
                  4.4      Press Releases........................................................................17

         ARTICLE 5  -  CONDITIONS PRECEDENT TO THE CLOSING.......................................................18
                  5.1      Conditions Precedent to the Purchaser's Obligations...................................18
                           (a)      Representations, Warranties and Covenants of the Seller......................18
                           (b)      Injunctions, etc.............................................................18
                           (c)      Consents and Approvals.......................................................18
                           (d)      Destruction of the Purchased Assets..........................................18
                  5.2      Conditions Precedent to the Seller's  and Cephalon's Obligations......................19
                           (a)      Representations, Warranties and Covenants of the Purchaser...................19
                           (b)      Injunctions, etc.............................................................19
                           (c)      Consents and Approvals.......................................................19

         ARTICLE 6  -  POST-CLOSING MATTERS......................................................................19
                  6.1      Employee Arrangements.................................................................19
                  6.2      Discharge of Certain Liabilities......................................................19
                  6.3      Maintenance of Books and Records......................................................20
                  6.4      Restriction on Use of Name............................................................20
                  6.5      Sublicense............................................................................20

         ARTICLE 7  -  INDEMNIFICATION...........................................................................20
                  7.1      Indemnification Obligations...........................................................20
                  7.2      Method of Asserting Claims, Etc.......................................................21
                  7.3      Payment...............................................................................22

         ARTICLE 8  -  MISCELLANEOUS.............................................................................23
                  8.1      Termination...........................................................................23
                  8.2      Compliance with Bulk Sales Laws.......................................................23
                  8.3      Brokerage; Expenses; Etc..............................................................24
                  8.4      Contents of Agreement; Amendment; Parties in Interest, Assignment, Etc................24
                  8.5      Confidentiality.......................................................................24
                  8.6      Notices...............................................................................25
                  8.7      Maryland Law to Govern................................................................26
                  8.8      No Benefit to Others..................................................................26
                  8.9      Headings, Gender and "Person..........................................................26
                  8.10     Schedules and Exhibits................................................................26
                  8.11     Severability..........................................................................26
                  8.12     Counterparts..........................................................................26


                             INDEX OF DEFINED TERMS


         Assets.................................................  1
         Assumed Liabilities......................................4
         Authorization............................................9
         Beltsville Assets........................................1
         Cephalon.................................................1
         CGMP....................................................11
         Claim Notice............................................22
         Closing..................................................5
         Closing Date.............................................5
         Code.....................................................6
         Environmental Laws......................................13
         Equipment Leases.........................................2
         Excluded Assets..........................................2
         Facilities Leases........................................1
         FDA.....................................................11
         Hazardous Substances....................................13
         HSR......................................................9
         Leased Assets............................................2
         Notice Period...........................................22
         Purchased Assets.........................................1
         Purchase Price...........................................3
         Purchaser's Documents...................................14
         Seller...................................................1
         Seller's Documents.......................................8
         Tax.....................................................11
         Taxes...................................................11
         WARN Act................................................12

                            ASSETS PURCHASE AGREEMENT


         This ASSETS PURCHASE AGREEMENT is made and entered into as of October 17, 1996, by and among CEPHALON PROPERTY MANAGEMENT, INC., a Delaware corporation (the "SELLER"), CEPHALON, INC., a Delaware corporation ("CEPHALON") and NORTH AMERICAN VACCINE, INC., a Canadian corporation (the "PURCHASER"), with reference to the following Preamble:

         The Seller  leases  certain  facilities  at 9000  Virginia  Manor Road,
         Suites  260,  270,  280  and  290,  Beltsville,   Maryland  20705  (the
         "FACILITIES") and the Seller and Cephalon have acquired certain equipment, materials and other assets for the production of biological pharmaceutical compounds at the Facilities (the "BELTSVILLE ASSETS"). The Purchaser desires to purchase and the Seller and Cephalon desire to sell the Purchased Assets (hereinafter defined) in exchange for the payment by the Purchaser of the Purchase Price (hereinafter defined) and the assumption by the Purchaser of the Assumed Liabilities (hereinafter defined), all on the terms and conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the Preamble and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                          ARTICLE 1 - PURCHASE AND SALE

         1.1      AGREEMENT TO SELL.

                  (a) At the Closing hereunder (as defined in SECTION 2.1 hereof) and except as otherwise provided in this SECTION 1.1, the Seller and Cephalon, as applicable, shall grant, sell, convey, assign, transfer and deliver to the Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of the Seller and Cephalon, as applicable, in and to all assets, properties and rights of the Seller and Cephalon, as applicable, described below (which assets, properties and rights are herein sometimes called the "PURCHASED ASSETS"):

                      (i) all of the Seller's rights under the leases for the Facilities dated March 20, 1992, November 12, 1991 and December 28, 1990, as each such Lease was assumed by the Seller on December 14, 1992 and amended on such date, copies of which are as attached hereto as EXHIBIT A (collectively, the "FACILITIES LEASES") including security deposits and all credits or refunds payable thereunder;

                      (ii) all equipment, machinery, furniture, office furnishings, leasehold improvements, fixtures, computer hardware and systems (exclusive of data and software) and other tangible personal property located at the Facilities, including without limitation those items specified in SCHEDULE 1.1(A)(II) hereto, except for those items leased pursuant to the Equipment Leases (defined below) by Cephalon;

                      (iii) all of Cephalon's right, title and interest in and to the Master Lease Agreement dated as of February 1, 1994, as amended by and between Cephalon and General Electric Credit Corporation, copies of which are attached hereto as EXHIBIT B (the "EQUIPMENT LEASES") to the extent such Equipment Leases relate to the assets listed on
         SCHEDULE 1.1(A)(III) (the "Leased Assets");

                      (iv) all rights of the Seller and Cephalon under the contracts, agreements, leases, or arrangements specified in SCHEDULE 1.1(A)(IV);

                      (v) all prepaid expenses, refunds, causes of action, rights of setoff and recoupment arising from or relating to the other Purchased Assets or the Leased Assets;

                      (vi) all of the Seller's and Cephalon's right, title and interest in and to all facility and construction drawings, engineering reports and drawings, facility licenses and permits, guaranties and warranties relating to the other Purchased Assets or the Leased Assets and all other documentation and records associated with the operation of the other Purchased Assets or the Leased Assets; and

                      (viii)all  office  and  other  supplies  and a copy of all validation protocols, validation records and other operating information in the possession of the Seller or Cephalon and related to the use and maintenance of the Purchased Assets or the Leased Assets.

                  (b) Notwithstanding the foregoing, the Purchased Assets shall not include any of the following (the "EXCLUDED ASSETS"):

                      (i) all lease agreements for real and personal property (other than the Facilities Leases and the Equipment Leases) and all service agreements or executory contracts related to the Facilities or the Beltsville Assets, other than those agreements specified in
         SCHEDULE 1.1(A)(IV);

                      (ii)  all cash on hand or in bank accounts;

                      (iii) the corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with corporate organization of the Seller;

                      (iv) the rights which accrue or will accrue to the Seller under this Agreement;

                      (v) the rights to the Seller's claims for any federal, state, local, or foreign tax refunds or any tax attributes of the Seller, including without limitation any net operating loss forwards;

                      (vi) all raw materials, work-in-progress, supplies and other inventories located at the Facilities;

                      (vii) all right, title and interest in and to the name "Cephalon"; and

                      (viii)any batch records or other regulatory files or notebooks specifically related to the products manufactured by the Seller.

                  (c) The assets shall be sold, transferred, assigned, conveyed and delivered to the Purchaser free and clear of all liens, claims, charges, options, pledges and encumbrances of any kind.

         1.2 AGREEMENT TO PURCHASE. At the Closing hereunder, the Purchaser shall purchase the Purchased Assets from the Seller and Cephalon, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Seller and Cephalon contained herein, in exchange for the Purchase Price (defined in SECTION 1.3 hereof). In addition, the Purchaser shall assume at the Closing and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of the Seller and Cephalon to the extent and as provided in SECTION 1.4 of this Agreement. Except as specifically provided in this Agreement, the Purchaser shall not assume or be responsible for any liabilities or obligations of the Seller or Cephalon.

         1.3      THE PURCHASE PRICE.

                  (a) PURCHASE PRICE. The "PURCHASE PRICE" shall be payable in United States dollars and shall be an amount equal to $24,863,973 less the agreed value of the liabilities assumed by the Purchaser under the Equipment Leases as set forth on Schedule 1.3(a) hereto.

                  (b) PAYMENT OF PURCHASE PRICE. On the Closing Date, the Purchaser shall pay to the Seller the Purchase Price, as adjusted pursuant to SECTIONS 1.3(C) and 1.3(D) hereof, payable by wire transfer of immediately available funds to such account as the Seller shall designate.

                  (c) ADJUSTMENTS TO PURCHASE PRICE. [*]



[*] Confidential information has been omitted and filed separately with the Commission.

                  (d) ADJUSTMENT OF PURCHASE PRICE. If, prior to the Closing, the Purchaser and the Seller determine that the representations set forth in
SECTION 3.1(D) or SECTION 3.1(E) hereof are not true and correct, the Purchase Price shall be reduced by an amount equal to the Seller's historical cost, as set forth in SCHEDULES 1.1(A)(II) and 1.1(A)(III) hereto, of the Purchased Assets that do not satisfy either of such representations.

                  (e) [*]




         1.4 ASSUMPTION OF LIABILITIES. At the Closing hereunder and except as otherwise specifically provided in this SECTION 1.4, the Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of the Seller and Cephalon (the "ASSUMED LIABILITIES"):

             (a) all obligations of the Seller or Cephalon, as applicable, under
the  contracts,   agreements,  leases  or  arrangements  specified  in  Schedule
1.1(a)(iv) to be performed at or after the Closing Date;

             (b) all obligations of the Seller, if any, accruing at or after the Closing Date under the Facilities Leases;

             (c) all obligations of Cephalon, if any, accruing at or after the Closing Date under the Equipment Leases to the extent the Purchaser has assumed such Equipment Leases; and

             (d) sales and use tax liability resulting from the sale or arising after the sale of the Purchased Assets regardless of which party hereto may be deemed by law to bear responsibility for payment of such taxes.

In no event, however, shall the Purchaser assume or incur any liability or obligation under this SECTION 1.4 or otherwise in respect of any of the following:


[*] Confidential information has been omitted and filed separately with the Commission.

                 (i) any federal, state or local income taxes charged, assessed or payable by the Seller (or any member of any affiliated group of which the Seller is a member), including without limitation such income taxes incident to or arising as a consequence of the negotiation or consummation by the Seller (or any member of any affiliated group of which the Seller is a member) of this Agreement and the transactions contemplated hereby;

                 (ii) any sales, use, excise, franchise, personal or real property taxes or any similar taxes, fees or governmental charges attributable to events or periods prior to the Closing Date;

                 (iii) any liability or obligation arising from or related to the Excluded Assets or any events, acts or omissions by the Seller prior to the Closing Date (other than the Assumed Liabilities), including without limitation, any liability or obligation arising from or related to the environmental condition of the Facilities prior to the Closing Date; or

                 (iv) any liability or obligation related to any employees of the Seller, or under any benefit arrangement of the Seller with respect thereto, including without limitation, all liabilities for pay, wages, salaries, unemployment compensation and insurance, employee benefits, and contributions to employee benefit plans, however classified.


             ARTICLE 2 - CLOSING, ITEMS TO BE DELIVERED, THIRD PARTY
                 CONSENTS, CHANGE IN NAME AND FURTHER ASSURANCES

         2.1 CLOSING. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place at 10:00 A.M., local time, on November 1, 1996 or the second business day following the satisfaction or waiver of all of the conditions precedent of each of the parties hereto required to be satisfied on or prior to the Closing or on such other date as may be mutually agreed upon in writing by the Purchaser and the Seller. The date on which the transactions contemplated herein are consummated is sometimes herein referred to as the "CLOSING DATE." The Closing shall take place at the offices of Arnold & Porter, Thurman Arnold Building, 555 12th Street, N.W., Washington, D.C. 20004.

         2.2 ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the terms and conditions herein contained:

             (a) The Seller and Cephalon,  as  applicable,  shall deliver to the
Purchaser:

                 (i) such bills of sale, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer as shall be necessary or appropriate to transfer and assign to the Purchaser all of the Seller's and Cephalon's right, title and interest in and to the Purchased Assets in form reasonably satisfactory to the Purchaser and its counsel;

                 (ii) an assignment of the Facilities Leases;

                 (iii) an assignment of the Equipment Leases to the extent provided in SECTION 1.1(A)(III);

                 (iv) certificates of good standing of the Seller from the Maryland Department of Assessments and Taxation and of the Seller and Cephalon from the Delaware Secretary of State, in each case dated not more than 30 days prior to the Closing;

                 (v) an affidavit of the Seller certifying, under penalties of perjury, that the Seller is not a "foreign person" within the meaning of section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE");

                 (vi) certificates of the President of each of the Seller and Cephalon and the Chief Financial Officer of Cephalon certifying the matters set forth in SECTION 5.1(A) hereof;

                 (vii) a legal opinion of the Seller's and Cephalon's counsel regarding the matters set forth in SCHEDULE 2.2(A)(VII), in form and substance reasonably satisfactory to the Purchaser; and

                 (viii) such other certificates, instruments and documents as are required to be delivered pursuant to this Agreement or as the Purchaser may reasonably require.

             (b) The Purchaser shall deliver to the Seller the following:

                 (i) the Purchase  Price as adjusted in accordance  with SECTION
         1.3 hereof;

                 (ii) an undertaking whereby the Purchaser will assume and agree to pay, discharge or perform, as appropriate, the Seller's liabilities and obligations to the extent and as provided in SECTION 1.4 hereof in form reasonably satisfactory to the Seller and its counsel;

                 (iii) an assumption of the Facilities Leases;

                 (iv) an assumption of the Equipment Leases to the extent provided in SECTION 1.1(C)(III);

                 (v) a certificate of the President and the Chief Financial Officer of the Purchaser certifying the matters set forth in SECTION 5.2(A) hereof; and

                 (vi) such other certificates, instruments and documents as are required to be delivered pursuant to this Agreement or as the Seller may reasonably require.

             (c) At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, certificates and other documents and instruments referred to in ARTICLE 5 hereof.

         2.3 THIRD PARTY CONSENTS. To the extent that the Seller's or Cephalon's rights under any agreement, contract, commitment, lease, Authorization (as defined in SECTION 3.1(F) hereof) or other Purchased Asset to be assigned to the Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. The Seller and Cephalon each shall use commercially reasonable efforts to obtain such consents on or before the Closing Date. If any such required consent shall not be obtained or if any attempted assignment would be ineffective or would impair the Purchaser's rights under the Purchased Asset in question so that the Purchaser would not in effect acquire the benefit of all such rights, the Purchaser, at its sole and exclusive option, may require the Seller or Cephalon, to the maximum extent permitted by law and by the terms of such Purchased Asset, to act after the Closing as the Purchaser's agent in order to obtain for the Purchaser the benefits thereunder and the Seller and Cephalon shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with the Purchaser in any other reasonable arrangement designed to provide such benefits to the Purchaser. The Purchaser will reimburse the Seller and Cephalon for all reasonable out-of-pocket expenses incurred after the Closing Date in so acting in the capacity of the Purchaser's agent.

         2.4 FURTHER ASSURANCES. The Seller and Cephalon from time to time after the Closing, at the Purchaser's request, will execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably require in order (i) to vest more effectively in the Purchaser any of the Purchased Assets, or (ii) to put the Purchaser more fully in possession of any of the Purchased Assets, or
(iii) to better enable the Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by the Purchaser at the Closing pursuant to SECTION 1.4 hereof, subject to payment by the Purchaser of all reasonable out-of-pocket expenses of the Seller and Cephalon in connection with this clause
(iii). Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         2.5 POSSESSION AND RISK OF LOSS. Until the Closing, the Seller and Cephalon shall bear all risk of loss of the Purchased Assets to be conveyed hereunder. From and after the Closing, the Purchased Assets shall be at the risk of the Purchaser. At the Closing, the Seller and Cephalon shall put the Purchaser in full, complete and quiet possession and enjoyment of all of the Purchased Assets and the Leased Assets.

         2.6 PRE-CLOSING INSPECTION. Not less than one week prior to the date set for the Closing, the Purchaser shall have the opportunity to inspect the Facilities, the Purchased Assets and the Leased Assets for the purpose of confirming the validity of the representations contained in SECTION 3.1(D) hereof and determining that the condition of the Purchased Assets and the Leased Assets satisfy the representations contained in the first sentence of SECTION 3.1(M) hereof except for any latent defects or defects that are not reasonably detectable upon inspection prior to the Closing Date.


                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. Cephalon and the Seller, jointly and severally hereby represent and warrant to the Purchaser as of the date hereof as follows:

              (a) CORPORATE EXISTENCE. Each of the Seller and Cephalon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Cephalon and the Seller has the corporate power and authority to conduct its business as now being conducted and to own, lease and operate the properties and assets now owned, leased and being operated by it. The Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in Maryland. No action has been taken or authorized by the Seller or Cephalon to liquidate or dissolve or to transfer any assets in a manner inconsistent with the Seller's or Cephalon's obligations under this Agreement. The Seller is a wholly-owned subsidiary of Cephalon.

              (b) CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Seller and Cephalon has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all other agreements, documents and instruments contemplated hereunder. The execution, delivery and performance of this Agreement by each of the Seller and Cephalon have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by either the Seller or Cephalon in accordance with the provisions hereof (the "SELLER'S DOCUMENTS") will be, duly executed and delivered on behalf of the Seller and Cephalon, as applicable and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Seller and Cephalon, respectively, enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy laws and other similar laws affecting the rights of creditors generally and principles of equity.

              (c) VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by the Seller and Cephalon does not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person which has not been obtained under, (i) any law, ordinance, or governmental rule or regulation to which either the Seller or Cephalon is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to either the Seller or Cephalon, (iii) the Certificate of Incorporation or bylaws of the Seller or Cephalon, (iv) any mortgage, indenture, agreement, lease, plan or Authorization, to which the Seller or Cephalon is a party, by which the Seller or Cephalon may have rights or by which any of the Purchased Assets may be bound or (v) will result in the creation or imposition of any lien, claim, charge, restriction or encumbrance of any kind in or with respect to the Purchased Assets, except (A) as described on SCHEDULE 3.1(C) hereto, (B) the filing of premerger notification and the expiration or early termination of the waiting period required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), and (C) the delivery and recording of title transfer documentation with various regulatory authorities with respect to the transfer of title to the vehicle to be conveyed to the Purchaser.

              (d) ALL TANGIBLE PURCHASED ASSETS. Each of SCHEDULE 1.1(A)(II) and
SCHEDULE 1.1(A)(III) hereto sets forth an accurate list and summary description of all tangible Purchased Assets and Leased Assets where the net book value of an individual item exceeds $5,000. All of the Purchased Assets and the Leased Assets are located at the Facilities other than the Purchased Assets listed on
SCHEDULE 3.1(D), which are within the control of the Purchaser.

              (e) TITLE TO PURCHASED ASSETS. The Seller has good and valid legal title to all of its assets included in the Purchased Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title except for liens, imperfections of title, easements and encumbrances that are (i) for current taxes not yet due and payable or (ii) disclosed in any of the Schedules hereto.

              (f) COMPLIANCE WITH LAW; AUTHORIZATIONS. To the best of the Seller's and Cephalon's knowledge, the Seller and Cephalon have complied in all respects with each, and are not in violation of any, law, ordinance, or governmental or regulatory rule or regulation (including without limitation environmental laws), whether federal, state, local or foreign, to which the Seller's or Cephalon's business, operations, assets or properties used at the Facilities or included in the Purchased Assets or the Leased Assets are subject. The Seller or Cephalon owns, holds, possesses or lawfully uses in the operation of the Facilities and use of the Purchased Assets and the Leased Assets all material franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations (each, an "AUTHORIZATION") which are necessary for it to operate the Facilities and use the Purchased Assets and the Leased Assets. To the best of the Seller's and Cephalon's knowledge, neither the Seller nor Cephalon is in violation of or default in, nor has the Seller or Cephalon received any notice of any claim of default or violation with respect to, any such Authorization.

              (g) LITIGATION. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of the Seller and Cephalon, threatened against the Seller or Cephalon or which relates to the Purchased Assets or the Leased Assets which would have a material adverse effect on the Facilities, the Purchased Assets or the Leased Assets.

              (h) CONTRACTS AND COMMITMENTS. Except as set forth on SCHEDULE 3.1(H) hereto, neither the Seller nor Cephalon is a party to any written or oral:

                   (i) agreement, contract or commitment for the employment of any person, including any consultant, employed at the Facilities in connection with the conduct of the Seller's business;

                   (ii) agreement, contract, commitment or arrangement with any labor union or other representative of employees relating to the Facilities or the Purchased Assets;

                   (iii) loan agreements and other debt instruments that in any manner encumber any of the Purchased Assets;

                   (iv) agreement, contract or commitment relating to the Facilities or the Purchased Assets not otherwise required to be listed on SCHEDULE 3.1(H) hereto or not required to be listed by virtue of another provision of this SECTION 3.1(H), and continuing over a period of more than six months from the date hereof or exceeding with respect to the Facilities or the Purchased Assets, $10,000 in value;

                   (v) conditional sale agreement or lease under which the Seller is either purchaser, lessor or lessee relating to the Purchased Assets or any property at which Purchased Assets are located;

                   (vi) commitment or agreement for any capital expenditure or leasehold improvement in excess of $25,000 relating to the Facilities or the Purchased Assets;

                   (vii) agreement, contract or commitment relating to the Facilities or the Purchased Assets limiting or restraining the Seller or Cephalon or any successor thereto, to the best of the Seller's and Cephalon's knowledge, from using or operating the Purchased Assets in any legal manner, nor, to the Seller's or Cephalon's knowledge, is any employee of the Seller engaged in the use of the Purchased Assets subject to any such agreement, contract or commitment; and

                   (viii)  license,   franchise  or  distributorship   agreement
         relating to the Facilities or the Purchased Assets.

         Except as may be disclosed on SCHEDULE 3.1(H), each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on SCHEDULE 3.1(H) under which the Purchaser is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms, except as may be limited by bankruptcy laws and other similar laws affecting the rights of creditors generally and principles of equity; the Seller and Cephalon are in compliance with the provisions thereof; neither the Seller nor Cephalon is, and to the Seller's or Cephalon's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on SCHEDULE 3.1(H), no written or oral agreement, contract or commitment described in SCHEDULE 3.1(H), requires the consent of any party to its assignment in connection with the transactions contemplated hereby.

             (i) INTELLECTUAL PROPERTY, VIOLATIONS, ETC. Subject to Section 2.3 above, the Purchased Assets include all licenses from manufacturers of the Purchased Assets necessary for the use of the Purchased Assets within their respective functional specifications. No patent, trademark, tradename, servicemark, copyright or trade secret is necessary for the configuration of the Purchased Assets or the Leased Assets as currently configured. To the best knowledge of the Seller, the Purchased Assets and the Leased Assets as configured by the Seller do not infringe upon or unlawfully or wrongfully use any patent, trademark, tradename, service mark, copyright or trade secret owned or claimed by another.

             (j) PURCHASED ASSETS. Except as set forth in SCHEDULE 3.1(J) and except for the Excluded Assets, the Purchased Assets include all material property owned by the Seller or to which Seller has rights necessary to possess and utilize the Purchased Assets by the Purchaser in the manner presently configured by the Seller.

             (k) TAX RETURNS. All material federal, state, local, foreign or other governmental income, profit and franchise, gross receipts, sales, use, intangibles, inventory, capital stock, ad valorem, transfer, employment, payroll, withholding, occupation, property, license, stamp and excise taxes, customs duties or other taxes, fees, assessments or charges whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto (collectively, "TAXES" or a "TAX") due with respect to the Seller or Cephalon which could result in any lien or encumbrance on the Purchased Assets have been fully paid by the Seller or Cephalon.

             (l) INSURANCE. SCHEDULE 3.1(L) hereto lists all policies of insurance covering any casualty to the Facilities or the Purchased Assets in force on the date of this Agreement.

             (m) CONDITION OF ASSETS. Except as set forth in SCHEDULE 3.1(M) hereto, all of the Purchased Assets, taken as a whole, are, and each of the Purchased Assets listed on SCHEDULE 1.1(A)(II) or included within the Equipment Leases that has a net book value greater than $5,000 is, in good operating condition and repair, subject to normal wear and tear, and are usable in the regular and ordinary course of the business of the Seller and fit for their intended purposes. No regular, ordinary or required maintenance has been deferred with respect to any of the Purchased Assets or the Leased Assets, except for annual maintenance on the Purchased Assets that would normally have been performed in August 1996, which the Purchaser acknowledges has not been performed by the Seller for the mutual convenience of the Purchaser and the Seller.

             (n) FDA MATTERS.  The Seller operates and uses the Purchased Assets and the Leased Assets in accordance with 21 U.S.C. Section 351(a)(2)(B) and the regulations promulgated thereunder by the Food and Drug Administration (the "FDA")(such law and regulations being collectively referred to herein as "CGMP") and will continue to do so through the Closing Date. SCHEDULE 3.1(N) also includes a listing of all written inspection reports or observations, establishment inspection reports, complaints, warning letters or any other similar documentation issued to the Seller or Cephalon by the FDA or any comparable foreign regulatory authority that relates in any way to the Facilities or the Purchased Assets, including without limitation, all Form 483s and EIRs (collectively, "Inspection Reports"), as well as all responses thereto and resolutions thereof by the Seller or Cephalon. The Seller previously provided to the Purchaser a true and complete copy of each of the items listed on SCHEDULE 3.1(N) hereto, and to the Seller's and Cephalon's knowledge there are no outstanding or unresolved issues under any such Inspection Report. Neither the Seller nor Cephalon makes any representation or warranty that the Facilities will meet CGMP standards for the Purchaser's intended process.

             (o) WARN ACT. At all times from 90 days prior to the date of this Agreement through the Closing, the Seller has employed fewer than 50 people, including those employees experiencing an "employment loss" under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 ET SEQ. ("WARN ACT"), within such time period. The Seller is in full compliance with the WARN Act and its obligations thereunder.

             (p) ENVIRONMENTAL MATTERS.

                 (i) CONDITION OF FACILITIES. Except as set forth on SCHEDULE 3.1(P), or as expressly authorized by an effective permit or by applicable law, there have been no releases, discharges or emissions of any Hazardous Substances into, onto, under or from the Facilities during the Seller's occupancy thereof or to the Seller's or Cephalon's knowledge at any other time; and no Hazardous Substances have at any time been disposed of in any amount on, at or under the Facilities during the Seller's occupancy thereof or to the Seller's or Cephalon's knowledge at any other time.

                 (ii) USE OF FACILITIES. Except as set forth on SCHEDULE 3.1(P) attached hereto or as expressly authorized by an effective permit or by applicable law, neither the Seller nor Cephalon has conducted, engaged in or permitted others to conduct or engage in any business, operation or activity on or at the Facilities involving the use, manufacture, treatment, storage or disposal of any Hazardous Substances.

                 (iii) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Seller and Cephalon are in material compliance with all Environmental Laws applicable to the Facilities or the Purchased Assets or the Leased Assets. Without limiting the foregoing, the Seller and Cephalon are in material compliance with all laws, rules, ordinances and regulations applicable to the Facilities or the Purchased Assets or the Leased Assets relating to (A) the release, discharge, emission or disposal of Hazardous Substances or other wastes to air, water, land or groundwater; (B) the use, manufacture, importing, handling, generation, treatment, storage, transportation, disposal or other management of Hazardous Substances or other wastes; (C) the exposure of persons to toxic, hazardous, harmful or other controlled, prohibited or regulated substances; and (D) judicial and administrative orders, injunctions, judgments, declarations, directives, notices or demands with respect to the foregoing matters.

                 (iv) ENVIRONMENTAL AUTHORIZATIONS. SCHEDULE 3.1(O) sets forth a true and complete list of all environmental permits, authorizations and licenses under all applicable United States federal, state and local laws, rules, ordinances and regulations necessary for the operation of the Facilities and the Purchased Assets or the Leased Assets, and such permits, authorizations and licenses are in full force and effect.

                 (v) NO LITIGATION. To the best knowledge of the Seller and Cephalon, there is no pending legal action, claim, proceeding, investigation or controversy against the Seller or Cephalon relating to the Facilities or the Purchased Assets or the Leased Assets by any third party (including any government or governmental agency or body) arising under or relating to any matters cognizable under Environmental Laws nor does any valid basis for such a legal action, claim, proceeding, investigation or controversy exist.

                 (vi) NOTICES OF ENVIRONMENTAL PROBLEMS.  Except as set forth on
         SCHEDULE 3.1(P), neither the Seller nor Cephalon has received nor does the Seller or Cephalon reasonably expect to receive any notice, letter, citation, order, warning, complaint, inquiry, claim or demand alleging or asserting that: (a) the Seller or Cephalon has violated, or is about to violate, any Environmental Laws applicable to the Facilities or the Purchased Assets or the Leased Assets; (b) there has been a release or there is a threat of a release of any Hazardous Substance at, from or onto any of the Facilities; (c) the Seller or Cephalon may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threat of a release of Hazardous Substances at, from or onto any of the Facilities or, as a result of its operating of such Facilities, at, from or onto any other property wherever located; or (d) the Facilities are subject to a lien in favor of any governmental entity for any liability, costs or damages, under Environmental Laws, arising from costs incurred by such governmental entity.

         For purposes of this SECTION 3.1(P), "ENVIRONMENTAL LAWS" shall mean all United States federal, state and local laws, regulations, standards, rules, ordinances, policies and other binding governmental requirements, judicial or administrative orders and common law legal obligations pertaining to environmental concerns, or to employee and occupational health and safety, or to public health, including without limitation the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., the federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ., the federal Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ., the federal Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ. and analogous state and local laws and "HAZARDOUS SUBSTANCES" shall mean petroleum products and wastes, asbestos, radon, PCBs, and those materials designated or defined as hazardous substances, pollutants, toxic pollutants, toxic substances, hazardous pollutants, hazardous wastes, regulated substances or other similar terms in any Environmental Laws, or any other substance which by law or regulation requires special handling in its collection, storage, treatment, disposal or transportation.

             (q) NO  OTHER  WARRANTIES.  In  connection  with  the  transactions contemplated hereby and the Facilities and the Purchased Assets, except as expressly set forth in this SECTION 3.1, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR STATUTORY, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

             (r) FACILITIES LEASES AND EQUIPMENT LEASES. All of the documents comprising the Equipment Leases and the Facilities Leases are listed in SCHEDULE 3.1(R) hereto, and the Seller has previously delivered to the Purchaser true and complete copies thereof. The Equipment Leases and the Facilities Leases are in full force and effect and the Seller and Cephalon, as applicable, are in compliance with their respective obligations under the provisions thereof. Neither the Seller nor Cephalon is in default, and to the Seller's and Cephalon's knowledge, no other party is in material default, in the performance, observance or fulfillment of any obligation, covenant or condition contained in any of the Equipment Leases or the Facilities Leases, and no event has occurred which, with or without the giving of notice or lapse of time or both, would constitute a default thereunder.

             (s)  "KNOWLEDGE OF THE SELLER AND  CEPHALON".  For purposes of this
SECTION 3.1, "to the Seller's knowledge," "to Cephalon's knowledge," "best knowledge of the Seller and Cephalon" or words of similar import shall be conclusively deemed to be only that knowledge actually possessed by those persons identified in SCHEDULE 3.1(S), who are employees of the Seller or Cephalon and who have oversight responsibility at the Facilities. The Seller shall not be deemed to have actual or constructive knowledge of any fact, circumstance or occurrence known to any person other than as set forth in the preceding sentence.

         3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Seller as follows:

             (a) CORPORATE EXISTENCE. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada. The Purchaser has the corporate power and authority to conduct its business as now being conducted and to own, lease and operate the properties and assets now owned, leased and being operated by it. The Purchaser is duly qualified or licensed to do business and is in good standing as a foreign corporation in Maryland. No action has been taken or authorized by the Purchaser to liquidate or dissolve or to transfer any assets in a manner inconsistent with this Agreement.

             (b) CORPORATE POWER AND AUTHORIZATION. The Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Purchaser in accordance with the provisions hereof (the "PURCHASER'S DOCUMENTS") will be, duly executed and delivered on behalf of the Purchaser and this Agreement constitutes, and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except as may be limited by bankruptcy laws and other similar laws affecting the rights of creditors generally and principles of equity.

             (c) VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution, delivery and performance of this Agreement by the Purchaser does not and will not violate or result in the breach of any material term, condition or provision of, or require the consent of any other person which has not been obtained under, (i) any material law, ordinance, or governmental rule or regulation to which the Purchaser is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Purchaser, (iii) the charter documents of the Purchaser, or (iv) any material mortgage, indenture, agreement, lease, plan or Authorization, to which the Purchaser is a party or by which the Purchaser is otherwise bound, except for the filing of premerger notification and the expiration or early termination of the waiting period required by HSR.

             (d) INVESTIGATION AND EVALUATION.  The Purchaser  acknowledges that
(i) the Purchaser and its directors, officers, attorneys, accountants and advisors have been given or will be given prior to the Closing the opportunity to examine all books, records and other information with respect to the Seller, the Facilities, the Purchased Assets, and the Assumed Liabilities made available to the Purchaser under
SECTION 4.3 hereof, (ii) the Purchaser has taken full responsibility for determining the scope of its investigations of the Seller, the Facilities, the Purchased Assets, and the Assumed Liabilities, and for the manner in which such investigations have been conducted, (iii) the Purchaser is fully capable of evaluating the adequacy and accuracy of the information and material obtained by the Purchaser in the course of such investigations, (iv) the Purchaser has not relied on the Seller with respect to any matter in connection with the Purchaser's evaluation of the Seller, the Facilities, the Purchased Assets, and the Assumed Liabilities, other than the representations and warranties of the Seller specifically set forth in SECTION 3.1 and other agreements of the Seller set forth herein, and (v) the Seller is making no representations or warranties, express or implied, of any nature whatever with respect to the Seller, the Purchased Assets, and the Assumed Liabilities, other than the representations and warranties specifically set forth in SECTION 3.1 and elsewhere herein.

         3.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by each party in this ARTICLE 3 or in any attachment, Exhibit, Schedule, certificate, document or list delivered by any such party pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.


                     ARTICLE 4 - AGREEMENTS PENDING CLOSING.

         4.1 AGREEMENTS OF THE SELLER PENDING THE CLOSING. The Seller and Cephalon, jointly and severally, covenant and agree that, pending the Closing and except as otherwise agreed to in writing by the Purchaser:

              (a) other than the Seller's reduction and termination of its production activities at the Facilities in contemplation of SECTION 2.6 hereof, the business of the Seller shall be conducted only in, and the Seller and Cephalon shall not take any action with respect to the Facilities or the Purchased Assets or the Leased Assets except in, the ordinary course of business and substantially in the same manner as carried on as of the date of this Agreement, but in all events Seller shall operate the Facilities and use the Purchased Assets and the Leased Assets in accordance with CGMP;

              (b) the Seller and Cephalon will promptly advise the Purchaser in writing of any known threat of or the commencement of any dispute, claim, action, suit, proceeding, arbitration or investigation against or involving the Purchased Assets or the Facilities, when the amount claimed is $10,000 or more in the aggregate or if such proceeding or investigation is initiated by the FDA or other regulatory agency or of the occurrence of any development known to the Seller or Cephalon (exclusive of general economic factors affecting business in general) of a nature that is or may be materially adverse to the business, operations, properties, assets or prospects of the Seller or Cephalon;

              (c) the Seller and Cephalon will use their reasonable efforts to conduct their business in such a manner that on the Closing Date the representations and warranties of the Seller and Cephalon contained in this Agreement shall be true, except as specifically contemplated by this ARTICLE 4, as though such representations and warranties were made on and as of such date. Furthermore, the Seller and Cephalon will use their reasonable efforts to cause all of the conditions to the obligations of the Purchaser, the Seller and Cephalon under this Agreement to be satisfied on or prior to the Closing Date and shall make such filings, take such actions and cooperate fully, at its expense, with the Purchaser in securing the expiration or termination of the waiting period required under HSR as promptly as practicable;

              (d) the Seller and Cephalon shall use their reasonable efforts, to the extent not prohibited by the foregoing provisions of this SECTION 4.1, to maintain their relationships with those suppliers and vendors subject to agreements included in Schedule 1.1(a)(iv);

              (e) the Seller and Cephalon will maintain themselves at all times as corporations duly incorporated, validly existing and in good standing, as applicable, under the laws of the State of Delaware and the Seller shall maintain itself at all times in good standing under the laws of the jurisdictions under which it is doing business as a foreign corporation;

              (f) the Seller and Cephalon will continue to carry and maintain all of its existing insurance relating to the Facilities and the Purchased Assets and the Leased Assets;

              (g) the Seller and Cephalon will maintain the Purchased Assets and the Leased Assets in good operating condition and repair, usable in the regular and ordinary course, fit for the purposes intended, other than as provided in
SECTION 3.1(M) hereof;

              (h) Neither the Seller nor Cephalon shall cause or permit any amendment to, or any modification, cancellation, or renewal or extension of, any of the Facilities Leases or the Equipment Leases without the prior written consent of the Purchaser; and

              (i) the Seller shall promptly deliver to the Purchaser written notice of any event or development that would (i) render any statement, representation or warranty of the Seller or Cephalon in this Agreement (including exceptions set forth in the schedules attached hereto) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Seller or Cephalon of, or a failure by the Seller or Cephalon to comply with, any agreement or covenant in this Agreement applicable to the Seller or Cephalon.

         4.2 AGREEMENTS OF THE PURCHASER PENDING THE CLOSING. The Purchaser covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by the Seller:

              (a) the Purchaser will not take any action that would result in a breach of any of its representations and warranties hereunder. Furthermore, the Purchaser shall cooperate with the Seller and use reasonable efforts to cause all of the conditions to the obligations of the Purchaser and the Seller under this Agreement to be satisfied on or prior to the Closing Date and shall make such filings and take such actions as shall be reasonably necessary to obtain expiration or early termination of the waiting period required by the HSR as promptly as practicable;

              (b) the Purchaser will maintain itself at all times as a corporation duly incorporated, validly existing and in good standing, as applicable, under the laws of the jurisdictions under which it is incorporated and doing business as a foreign corporation; and

              (c) the Purchaser shall promptly deliver to the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Purchaser in this Agreement (including exceptions set forth in the schedules attached hereto) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Purchaser of, or a failure by the Purchaser to comply with, any agreement or covenant in this Agreement applicable to the Purchaser.

         4.3 ACCESS. Upon reasonable prior notice, the Seller and Cephalon shall give to the Purchaser's officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, the premises, properties, assets, records, contracts and other documents of the Seller and Cephalon relating to the Facilities and the Purchased Assets and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Seller for the purpose of making such investigation of the Facilities and the Purchased Assets, as the Purchaser shall reasonably desire to make, provided that at any time prior to October 25, 1996 such investigation shall not unreasonably interfere with the Seller's business operations. At all times after October 25, 1996 until the Closing Date, such access shall be unrestricted access to inspect the Facilities, the Purchased Assets and the Leased Assets. Furthermore, the Seller and Cephalon shall furnish to the Purchaser such documents and copies of documents and records and information with respect to the Facilities and the Purchased Assets (including without limitation all files and records concerning regulatory compliance) and copies of any working papers relating thereto as the Purchaser shall from time to time reasonably request and shall permit the Purchaser and its agents to make such physical inventories and inspections of the Purchased Assets as the Purchaser may reasonably request from time to time.

         4.4 PRESS RELEASES. Except as required by applicable law or stock exchange rule, neither the Seller nor the Purchaser shall make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such information as shall have been approved in writing by the other party hereto, which approval shall not be unreasonably withheld.


                 ARTICLE 5 - CONDITIONS PRECEDENT TO THE CLOSING

         5.1 CONDITIONS   PRECEDENT  TO  THE   PURCHASER'S   OBLIGATIONS.   All
obligations of the Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

             (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The representations and warranties of the Seller and Cephalon herein contained shall have been true and correct in all material respects at the date of execution of this Agreement and at the Closing; the Seller and Cephalon shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and the Seller and Cephalon shall have delivered to the Purchaser a certificate dated the Closing Date and signed by the Presidents of the Seller and Cephalon and by the Chief Financial Officer of Cephalon to such effect.

             (b) INJUNCTIONS, ETC. There shall not be any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against the Seller, Cephalon or the Purchaser that prohibits or materially restricts or delays consummation of the Closing.

             (c) CONSENTS AND APPROVALS. The Seller and Cephalon shall have obtained the consents required by the terms of the contracts, commitments, agreements or Authorizations listed in SCHEDULE 5.1(C) to the extent that such consent is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided. The required statutory waiting period under HSR shall have terminated.

             (d) DESTRUCTION OF THE PURCHASED ASSETS. There shall have occurred no material damage to or destruction or loss of (whether or not covered by insurance) of any of the Purchased Assets or the Leased Assets. In the event of any damage, destruction or loss of any of the Purchased Assets or the Leased Assets in a single occurrence with an aggregate net book value in excess of $25,000, the Seller shall promptly notify the Purchaser of such casualty. The Purchaser shall thereupon be entitled to, at its sole option and in its absolute discretion, (i) proceed to closing hereunder with no reduction in the Purchase Price, in which event any and all proceeds of such casualty, if any, shall be delivered to or assigned to the Purchaser at the Closing, (ii) proceed to closing hereunder with a reduction in the Purchase Price at the Seller's historic cost of the damaged, destroyed or lost Purchased Assets (but not Leased Assets or Purchased Assets damaged, destroyed or lost by the Purchaser) (in which event the Seller shall retain all rights to the proceeds of such casualty). Notwithstanding the foregoing, if the casualty is of a magnitude that renders the Facilities "untenantable" for the purposes intended by the Purchaser, the Purchaser shall be entitled, at its sole option and in its absolute discretion, to terminate this Agreement, in which event all parties shall be relieved from any further liabilities or obligations hereunder (except for those liabilities and obligations that expressly survive a termination of this Agreement). As used in this subparagraph, "untenantable" shall refer to (x) destruction of greater than 10% of the premises leased in the Facilities Leases or (y) destruction of any portion of the Purchased Assets or the Leased Assets utilized for manufacturing and related support functions which renders the Purchased Assets or the Leased Assets unfit for use to manufacture in accordance with CGMP regulations.

         5.2 CONDITIONS PRECEDENT TO THE SELLER'S AND CEPHALON'S OBLIGATIONS. All obligations of the Seller and Cephalon under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

             (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The
representations and warranties of the Purchaser herein contained shall have been true and correct in all material respects at the date of execution of this Agreement; the Purchaser shall have performed in all material respects all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and the Purchaser shall have delivered to the Seller a certificate dated the Closing Date and signed by the President and the Chief Financial Officer of the Purchaser to such effect.

             (b) INJUNCTIONS, ETC. There shall not be any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality outstanding against the Seller or the Purchaser that prohibits or materially restricts or delays consummation of the Closing.

             (c) CONSENTS AND APPROVALS. The required statutory waiting period under HSR shall have terminated.


                        ARTICLE 6 - POST-CLOSING MATTERS

         6.1 EMPLOYEE ARRANGEMENTS. The Seller acknowledges that the Purchaser is not obligated to hire any employee of the Seller. From and after the Closing Date, the Purchaser may elect, in its sole and absolute discretion, to hire employees of the Seller on such terms and conditions as it desires. The Purchaser shall notify the Seller of the identity of employees of the Seller, if any, who accept an offer of employment with the Purchaser within six months after the Closing, and the Seller will furnish to all of its other former employees any notices and other information required by the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended. The Seller shall fully comply with the requirements of Part 6 of Title I of ERISA and Section 4980B of the Code with respect to all of its employees and former employees.

         6.2 DISCHARGE OF CERTAIN LIABILITIES. From and after the Closing Date, the Purchaser shall pay and discharge all Assumed Liabilities in accordance with their respective terms and the Purchaser shall indemnify and hold harmless the Seller and the Seller's successors, assigns and affiliates from and against any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any such person that result from, relate to or arise out of any and all Assumed Liabilities.

         6.3 MAINTENANCE OF BOOKS AND RECORDS. Each of the Seller, Cephalon and the Purchaser shall preserve until the fifth anniversary of the Closing Date all records possessed or to be possessed by such party relating to the Facilities or the Purchased Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the Facilities or the Purchased Assets prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (x) as required by law, (y) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (z) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction in which case the party seeking to destroy the records shall deliver such records to the objecting party.

         6.4 RESTRICTION ON USE OF NAME. In no event shall the Purchaser use the name "Cephalon" or any variant thereof from and after the Closing Date; provided, however, that this restriction shall not prevent any disclosure of the transactions with Cephalon and the Seller contemplated hereby to the extent such disclosure is permitted by SECTION 4.4 or 8.5 hereof.

         6.5 SUBLICENSE. Subject to and upon consummation of the purchase and sale contemplated by this Agreement, the Purchaser hereby grants to the Seller a non-exclusive, non-transferable, royalty-free, perpetual license to use the validation protocols and copies of any records included in the Purchased Assets retained by the Seller hereunder solely for purposes of establishing regulatory compliance and securing regulatory approval. Title to all copies of the licensed documentation shall remain with the Purchaser.


                           ARTICLE 7 - INDEMNIFICATION

         7.1 INDEMNIFICATION OBLIGATIONS.

             (a) Cephalon and the Seller (each, an "indemnifying party") shall jointly and severally indemnify and hold harmless the Purchaser, and the Purchaser (another "indemnifying party") shall indemnify and hold harmless the Seller, from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including attorneys' fees) resulting from, relating to or arising out of any (i) representation or warranty which was not true, complete and correct when made by or on behalf of the indemnifying party in this Agreement or in any certificate delivered by one party to the other pursuant hereto, or (ii) breach of any agreement or covenant on the part of such indemnifying party or parties hereunder. Claims relating to the representations contained in the first sentence of Section 3.1(m) shall be limited to latent defects or defects that are not reasonably detectable upon inspection. Cephalon and the Seller shall not be liable under Section 7.1(a)(i) above for any misrepresentation or breach of warranty as to which the Puchaser had actual knowledge on the date such representation or warranty was made. For purposes of the foregoing sentence, "knowledge" of the Purchaser shall be deemed to mean the actual knowledge of the persons listed on Schedule 7.1(b) hereto.

             (b) An indemnified party shall make no claim against an indemnifying party for indemnification under SECTION 7.1(A) with respect to a misrepresentation or breach of warranty unless and until the aggregate amount of all such claims against an indemnifying party exceeds [*]


[*] Confidential information has been omitted and filed separately with the Commission.

             (c) Cephalon and the Seller shall further indemnify and hold harmless the Purchaser from any and all damages, costs and expenses resulting from, relating to or arising out of liabilities of the Seller that are not Assumed Liabilities. Such indemnification under this clause (c) shall not be subject to the limits of clause (b) as to aggregate amount of claims or the time limitation for making such claims.

             (d) Each indemnifying party or parties hereto will indemnify and hold harmless the indemnified party or parties hereto from, against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and legal and other expenses incident to the enforcement of this ARTICLE 7.

             (e) Other than the rights of the parties to obtain specific performance and injunctive relief relating to SECTIONS 1.3(E), 2.3, 2.4, 6.3 and
8.5 hereof, the remedy provided by this ARTICLE 7, subject to the limitations set forth herein shall be the parties' exclusive remedy for the recovery of any damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any (i) misrepresentation or breach of warranty made by or on behalf of the indemnifying party in this Agreement or in any certificate delivered by one party to the other pursuant hereto, or (ii) breach of any agreement or covenant on the part of such indemnifying party or parties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict the Purchaser's rights or remedies for fraud or intentional misrepresentation in this Agreement by the Seller or Cephalon.

         7.2 METHOD OF ASSERTING CLAIMS, ETC. All claims for indemnification under this ARTICLE 7 shall be asserted and resolved as follows:

             (a) In the event that any claim or demand for which the Seller would be liable to the Purchaser hereunder is asserted against or sought to be collected by a third party, the Purchaser shall promptly notify the Seller in writing of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "CLAIM NOTICE"). The Seller shall have 30 days from its receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Purchaser (i) whether or not the Seller disputes its liability to the Purchaser hereunder with respect to such claim or demand, and (ii) if the Seller does not dispute such liability, whether or not it desires, at its sole cost and expense, to defend the Purchaser against such claim or demand. In the event that the Seller notifies the Purchaser within the Notice Period that the Seller does not dispute such liability and desires to defend against such claim or demand, then the Seller shall have the right to defend the claim. If the Purchaser desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If the Seller disputes its liability with respect to such claim or demand or elects not to defend against such claim or demand, whether by not giving timely notice as provided above or otherwise, then the Purchaser shall have the right to defend against such claim or demand (but the Purchaser shall not have any obligation to contest any such claim or demand), and that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Seller hereunder (subject, if the Seller has timely disputed liability, to a determination that the disputed liability is covered by these indemnification provisions).

             (b) In the event that the Purchaser should have a claim against the Seller hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Purchaser shall promptly send a Claim Notice with respect to such claim to the Seller. If the Seller does not notify the Purchaser within the Notice Period that its disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Seller hereunder.

             (c) All claims for indemnification made by the Seller under this Agreement shall be asserted and resolved under the procedures set forth above in this SECTION 7.2 by substituting, as appropriate, "Purchaser" for "Seller" and "Seller" for "Purchaser."

         7.3 PAYMENT. In the event that any party is required to make any payment under this ARTICLE 7, such party shall promptly pay the indemnified party the amount so determined in cash. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this
ARTICLE 7, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. Upon the payment in full of any claim the party or entity making payment shall be subrogated to the rights of the indemnified party against any person, firm, corporation or other entity with respect to the subject matter of such claim.


                            ARTICLE 8 - MISCELLANEOUS

         8.1 TERMINATION.

             (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing Date only as follows:

                 (i) by mutual consent of the Seller and the Purchaser;

                 (ii) by the Purchaser, (A) at any time if the representations and warranties of the Seller contained in SECTION 3.1 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to the Seller given at any time after November 30, 1996 (or such later date as shall have been specified in a writing authorized on behalf of the Seller and the Purchaser) if all of the conditions precedent set forth in SECTION 5.1 hereof have not been met; or

                 (iii) by the Seller, (A) at any time if the representations and warranties of the Purchaser contained in SECTION 3.2 hereof were incorrect in any material respect when made or at any time thereafter, or (B) upon written notice to the Purchaser given at any time after November 30, 1996 (or such later date as shall have been specified in a writing authorized on behalf of the Seller and the Purchaser) if all of the conditions precedent set forth in SECTION 5.2 hereof have not been met.

             (b) In the event of the termination and abandonment hereof pursuant to the provisions of this SECTION 8.1, this Agreement (except for the obligations of the confidentiality provisions of set forth in SECTION 8.5 hereof, which shall continue) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or shareholders in respect of this Agreement, except that the termination shall not relieve a breaching party from liability incurred for breach of any representation, warranty, covenant or agreement giving rise to such termination.

         8.2 COMPLIANCE WITH BULK SALES LAWS. The Purchaser, the Seller and Cephalon hereby waive compliance by the Purchaser, the Seller and Cephalon with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. The Seller and Cephalon shall indemnify the Purchaser from, and hold it harmless against, any liabilities, losses, damages, costs and expenses (including attorneys' fees) resulting from or arising out of (i) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (ii) any action brought or levy made as a result thereof, other than the Assumed Liabilities, on such terms as are expressly assumed by the Purchaser pursuant to this Agreement.

         8.3 BROKERAGE; EXPENSES; ETC.

             (a) The parties hereto represent and warrant that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any person, firm or corporation. Each party will indemnify the other and hold such other party harmless against and in respect of any claim for brokerage, finder's or other commissions or fees relative to this Agreement or the transactions contemplated hereby made by any person, firm or corporation claiming through it.

             (b) Except as otherwise expressly provided herein, each party hereto shall pay its own expenses, including without limitation, the reasonable fees and expenses of its counsel, incurred in connection with this Agreement and the transactions contemplated hereby.

             (c) The Purchaser shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets (excluding any income, profit or gains taxes payable by the Seller) in accordance herewith whether imposed by law on the Seller or the Purchaser, and the Purchaser shall indemnify, reimburse and hold harmless the Seller in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

         8.4 CONTENTS OF AGREEMENT; AMENDMENT; PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. This Agreement may be amended, modified or supplemented only by written instrument duly executed by each of the parties hereto. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto, provided that no party hereto shall assign this Agreement or any right, benefit or obligation hereunder, other than to an affiliated entity. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         8.5 CONFIDENTIALITY. Each party will hold in strict confidence all confidential information obtained from the other party in connection with the transactions contemplated by this Agreement and will not disclose such confidential information to any party (other than their respective employees, consultants and advisors), nor use or permit such information to be used for any purpose other than in connection with the transactions contemplated hereby. Notwithstanding the foregoing, confidential information shall not include any information which (i) is in its possession prior to disclosure by the other party hereto, (ii) was or becomes part of the public domain, except by breach of the disclosing party's confidentiality obligations hereunder, (iii) is independently developed by the disclosing party without use of confidential information, or (iv) is lawfully received by the disclosing party from a third party having a right to disclose such information to the disclosing party. Each party shall be authorized to disclose confidential information of the other where disclosure is made pursuant to a court rule or order, or governmental law or regulation, provided that the disclosing party gives the other party hereto an opportunity to limit such disclosure. If the transaction contemplated hereby is not consummated, each party will, promptly upon the other party's request, deliver to such party all confidential information in its possession and will use all reasonable efforts to cause all copies and summaries or synopses thereof to be returned or destroyed. Such destruction shall be confirmed in writing to the other party. Information regarding the Purchased Assets shall, at all times prior to the Closing Date, be deemed to be confidential information of the Seller, and shall, at all times after the Closing Date, be deemed to be confidential information of the Purchaser. This Section 8.5 shall survive for a period of two years following the date hereof.

         8.6 NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below.
Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new address to the other parties in accordance with this
SECTION 8.6.

                  If to the Purchaser, to:

                           North American Vaccine, Inc.
                           12103 Indian Creek Street
                           Beltsville, MD 20705
                           Attention:  Senior Vice President -
                              Legal Affairs and General Counsel
                           FAX: (301) 419-0167

                  With a required copy to:

                           Arnold & Porter
                           555 12th Street, N.W.
                           Washington, DC 20004-1202
                           Attention: Althea L. Harlin, Esq.
                           FAX: (202) 942-5999

                  If to the Seller, to:

                           Cephalon Property Management, Inc.
                           145 Brandywine Parkway
                           West Chester, Pennsylvania 19380
                           Attention:  General Counsel
                           FAX:  (610) 344-0065


                  With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                           Philadelphia, PA 19103
                           Attention:  Michael J. Pedrick, Esq.
                           FAX:  (215) 963-5299

         8.7 MARYLAND LAW TO GOVERN. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Maryland, without giving effect to conflicts of law principles.

         8.8 NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         8.9 HEADINGS, GENDER AND "PERSON." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         8.10 SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         8.11 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and in lieu of any such invalid or unenforceable provision there shall be added a provision or provisions as similar in terms to such invalid or unenforceable part as may be possible and be valid, legal or enforceable and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

ATTEST:                             CEPHALON PROPERTY MANAGEMENT, INC.


By /s/ Barbara Schilberg            By /s/ J. Kevin Buchi
   ---------------------               --------------------------
As its Secretary                    As its Vice President


ATTEST:                             CEPHALON, INC.


By /s/ Barbara Schilberg            By /s/ J. Kevin Buchi
   ---------------------               --------------------------
As its Secretary                    As its Senior Vice President and
                                           Chief Financial Officer


ATTEST:                             NORTH AMERICAN VACCINE, INC.


/s/ Daniel J. Abdun-Nabi            By /s/ Sharon Mates
-------------------------              ---------------------------
As its Daniel J. Abdun-Nabi             As its Sharon Mates, Ph.D.
      Secretary                               President